Exhibit 10.2

            Amendment to Agreement between the Registrant and Robert E. Ringle.



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                                    AMENDMENT

      THIS AMENDMENT is made and entered into this 6th day of October, 2000, by and between American Communications Enterprises, Inc., a Nevada corporation (the "Company"), and Robert E. Ringle (the "Employee").


                                    W I T N E S S E T H:
                                    - - - - - - - - - -


      WHEREAS, the parties have executed an employment agreement dated October 1, 1998, as amended on January 3, 2000 (the "Agreement"); and

      WHEREAS, the parties desire to amend the Agreement in certain respects.

      NOW, THEREFORE, notwithstanding any provision of the Agreement, the Employee hereby agrees that the Agreement is hereby terminated and that hereafter, he shall be an employee at will of the Company. Simultaneously herewith, the Employee has executed a general release, releasing the Company from any liability accruing prior to the date hereof. In consideration of the agreement of the Employee to this Amendment, the aforementioned release and the cancellation of certain indebtedness of the Company to the Employee, the Company hereby grants to the Employee 2,382,700 shares of the Company's common stock, which the parties agree shall be valued for this purpose at $0.11 per share. The Employee agrees that after the date hereof, he will continue to provide such assistance as the Company may reasonably request for purposes of compliance with the securities laws and other laws applicable to the Company.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date first above written.

                                          -------------------------------
                                          Robert E. Ringle

                                          American Communications
                                            Enterprises, Inc.


                                          By:____________________________




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